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                                                                    Exhibit 3.1

                            CERTIFICATE OF INCORPORATION
                                         OF
                           FIRST ZURICH INVESTMENTS, INC.


     We, the undersigned, hereby associate ourselves together for the purpose of becoming a corporation under the laws of the State of Florida, by and under the provisions of the Statutes of the said State of Florida.

                                     ARTICLE I
                       The name of this corporation shall be:

                           First Zurich Investments, Inc.

                                     ARTICLE II

     The corporation may engage in any activity or business permitted under the laws of the United States and of the State of Florida.

                                    ARTICLE III

     The maximum number of shares of capital stock at that this corporation is authorized to have outstanding at any time is FIVE HUNDRED (500) shares of common stock, having a par value of ONE ($1.00) DOLLAR PER SHARE.

                                     ARTICLE IV

     The amount of capital with which this corporation will begin business shall be the sum of not less than FIVE HUNDRED ($500.00) DOLLARS.

                                     ARTICLE V

     This corporation shall exist perpetually unless sooner dissolved according to law.

                                     ARTICLE VI

     The initial street of the principal office of the corporation shall be:

                       800 East Cypress Creek Road, Suite 209
                       Ft. Lauderdale, Florida  33334

                                    ARTICLE VII

The number of directors of this corporation shall be at least one (1) and no more than five (5).


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                                    ARTICLE VIII

     The names and street addresses of the members of the first Board of Directors of this corporation are as follows:

                    James R. Beckett

                                     ARTICLE IX

     The names and street addresses of the persons signing these Articles of Incorporation as subscribed is as follows:

                    James R. Beckett
                    800 East Cypress Creek Road, Suite 209
                    Ft. Lauderdale, Florida  33334

                                     ARTICLE X

     The corporate existence of this corporation shall begin on the date the Articles of Incorporation as filed of record.

     IN WITNESS WHEREOF, the undersigned, James R. Beckett, both being natural persons, competent to contract, have hereunto set their hands and seals this 15th day of August, 1989.

________________________________________________________________________(SEAL)

________________________________________________________________________(SEAL)

STATE OF FLORIDA    )
                    )    ss
COUNTY OF BROWARD   )

     BEFORE ME, the undersigned Notary Public of the State of Florida
personally appeared James R. Beckett and                      to me well
known and known to me to be the individuals described in and who executed the foregoing Articles of Incorporation, and they acknowledged before me that they executed the same freely and voluntarily for the purpose therein expressed.

     WITNESS my hand and official seal this 15th day of August 1989.

                                     _____________________________________
                                        Notary Public, State of Florida

(NOTARY SEAL)                        My Commission Expires:


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               CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE
                         FOR THE SERVICE WITHIN THIS STATE,
                    NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

                          First Zurich Investments, Inc.

     In pursuance of Chapter 48.091, Florida Statutes, the following is submitted, in compliance with said Act:

     FIRST: That First Zurich Investments, Inc. desiring to organize under the Laws of the State of Florida with its principal offices as indicated in the Articles of Incorporation, in the City of Ft. Lauderdale, County of Broward, State of Florida, has named James R. Beckett, located at 800 East Cypress Creek, as its agents to accept services of process within the state.

                                  ACKNOWLEDGEMENT

     Having been named to accept services of process for the above stated corporation, at the place designated in this certificate, I hereby accept to act in this capacity, and agree to comply with the provisions of said Act relative to keeping open said office.

                              By:_____________________________
                                        Resident Agent